SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act Of 1934

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter

DELAWARE	38-2760940
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19975 Victor Parkway Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Shares of Junior Preferred Stock, Series A, par value $.01 per Share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

Valassis Communications, Inc. (the “Company”), has entered into Amendment No. 1, dated as of October 10, 2003 (the “Amendment”), to the Rights Agreement dated as of September 1, 1999 (the “Rights Agreement”), between the Company and National City Corporation, as Rights Agent (“National City”). Pursuant to the Amendment, which took effect as of 12:01 a.m., New York City time, on October 10, 2003, the Company appointed National City as successor Rights Agent under the Rights Agreement, and made certain changes to the definitions and other provisions of the Rights Agreement.

The Amendment is attached hereto as Exhibit 2, which is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 2. Exhibits.

Item 2 is amended by adding thereto the following:

2.    Amendment No. 1, dated as of October 10, 2003, to the Rights Agreement dated as of September 1, 1999, between Valassis Communications, Inc. and National City Corporation, as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman

Name: Barry P. Hoffman, Esq. Title: Secretary

Date: October 10, 2003

EXHIBIT INDEX

Exhibit No.	Description

2	Amendment No. 1, dated as of October 10, 2003, to Rights Agreement dated as of September 1, 1999, between Valassis Communications, Inc. and National City Corporation, as Rights Agent.

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